N E W S   R E L E A S E

TALISMAN ENERGY INC. CONFERENCE CALL

CALGARY, Alberta – February 26, 2004 – Talisman Energy Inc. has scheduled a telephone conference call for investors and analysts on Wednesday, March 3, 2004 at 3:30 pm MST (5:30 pm EST) to discuss Talisman’s year-end results.  Participants will include Dr. Jim Buckee, President and Chief Executive Officer and members of senior management.  Talisman expects to release its year-end results after markets close at 2:00 pm MST on March 3rd.

To participate in the conference call, please contact the Talisman Energy Conference Operator at 3:20 pm (MST), 10 minutes prior to the conference call.

Conference Operator Dial in Numbers:

1-800-814-4857 (North America)  or

1-416-640-1907 (Local Toronto & International)

A replay of the conference will be available at approximately 6:30 p.m. (MST) on Wednesday, March 3, 2004 until 9:59 pm Wednesday, March 10, 2004.  If you wish to access this replay, please call:

1-877-289-8525 (North America)  passcode  21035409#  or

1-416-640-1917 (Local Toronto & International) passcode  21035409#

Live Internet Audio Broadcast

The conference call will also be broadcast live on the Internet and can be accessed directly by going to the Talisman website (www.talisman-energy.com) and following the links from the home page. Alternatively, you can point your browser to http://events.jetstreammedia.com/main.cfm?castis=638.

A copy of the broadcast will be made available for replay until the end of business on March 10, 2004.

Talisman Energy Inc. is a large, independent oil and gas producer, with operations in Canada and, through its subsidiaries, the North Sea, Indonesia, Malaysia, Vietnam, Algeria and the United States.  Talisman's subsidiaries also conduct business in Trinidad, Colombia and Qatar.  Talisman has adopted the International Code of Ethics for Canadian Business and is committed to maintaining high standards of excellence in corporate citizenship and social responsibility wherever its business is conducted.  Talisman's shares are listed on Toronto Stock Exchange in Canada and New York Stock Exchange in the United States under the symbol TLM.

For further information, please contact:

David Mann, Senior Manager, Investor &

  Corporate Communications

Phone:

403-237-1196

Fax:

403-237-1210

E-mail:

tlm@talisman-energy.com

04-04

~~  This release is available on Talisman’s Internet Web Site:  WWW.TALISMAN-ENERGY.COM  ~~